UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008 (September 11, 2008)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On September 11, 2008, Nationwide Financial Services, Inc. (NFS) and certain other sellers entered into a securities purchase agreement with The Prudential Insurance Company of America (Prudential) to sell their ownership interests in TBG Insurance Services Corporation (TBG), MC Insurance Agency Services, LLC (Mullin) and MullinTBG Insurance Agency Services, LLC (MullinTBG) to Prudential. MullinTBG is a joint venture between TBG, a majority-owned subsidiary of NFS, and Mullin. MullinTBG provides executive benefit solutions and financing strategies, including deferred compensation programs and distribution of corporate-owned life insurance products. This transaction is expected to close during the fourth quarter of 2008, subject to customary closing conditions, including regulatory approvals.

As part of the sale, NFS entered into a noncompetition agreement with Prudential pursuant to which NFS has agreed that neither it nor any of its affiliates will engage in any business in the United States that is competitive with MullinTBG’s business as conducted immediately before the closing date, subject to certain exclusions. As part of this agreement, NFS also agreed, subject to certain exclusions, to not (a) disclose any confidential information of MullinTBG, or (b) solicit or hire any employee or contractor of MullinTBG. All of these obligations terminate on December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: September 12, 2008	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer